CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Adecoagro S.A. of our report dated March 13, 2025 relating to the financial statements, which appears in Adecoagro S.A.’s Form 6-K dated March 13, 2025.

Buenos Aires, Argentina.
March 20, 2025.

/s/ PRICE WATERHOUSE & CO. S.R.L.
/s/ (Partner)
Eduardo Alfredo Loiácono